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                                                                     EXHIBIT (9)


                                AAG Securities, Inc.
                    A Subsidiary of American Annuity Group, Inc.


                                  December 15, 1995


     Annuity Investors Life Insurance Company
     250 East Fifth Street
     Cincinnati, Ohio  45202

     Gentlemen:

     This opinion is provided in connection with the Registration Statement on Form N-4 for the Annuity Investors Variable Account A of which Annuity Investors Life Insurance Company ("AILIC") is the Depositor. The Registration Statement has been filed with the Securities and Exchange Commission for the purpose of registering variable annuity contracts issued by AILIC and interests in the Annuity Investors Variable Account A under such variable annuity contracts.

     I have examined the Articles of Incorporation and bylaws of AILIC, minutes of meeting of its Board of Directors and other records, and pertinent provisions of the Ohio insurance laws, together with such other documents as I have deemed appropriate. Based on the foregoing it is my opinion that:

              1. AILIC is duly organized and validly existing as an insurance company under the laws of the State of Ohio.

              2. Annuity Investors Variable Account A has been validly created as Separate Account in accordance with the laws of the State of Ohio.

              3. AILIC has the legal power and authority to create and issue the variable annuity contracts which are administered within and by means of the Annuity Investors Variable Account A.

              4. The variable annuity contracts to be sold pursuant to the Registration Statement, when issued, will represent binding obligations of AILIC in accordance with their terms, provided such contracts are issued for the consideration set forth therein and evidenced by appropriate policies and certificates.
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     I hereby consent to the filing of this opinion as an exhibit to the
     Registration Statement.

                                                Very truly yours,


                                                /s/ Mark F. Muething
                                                --------------------
                                                    Mark F. Muething





                    250 East Fifth Street, Cincinnati, Ohio  45202
              Mailing Address: P.O. Box 357, Cincinnati, Ohio 45201-0357
                           (800) 438-3398 or (513) 333-6030
                                 Fax: (513) 333-6050
                                     Member NASD